Exhibit 21.1

Alpha American Coal Company, LLC
Alpha American Coal Holding, LLC
Alpha Australia, LLC
Alpha Australia Services, LLC
Alpha Coal Resources Company, LLC
Alpha Coal Sales Co., LLC
Alpha Coal West, Inc.
Alpha Energy Sales, LLC
Alpha India, LLC
Alpha Land and Reserves, LLC
Alpha Midwest Holding Company
Alpha Natural Resources, Inc.
Alpha Natural Resources, LLC
Alpha Natural Resources International, LLC
Alpha Natural Resources Services, LLC
Alpha PA Coal Terminal, LLC
Alpha Shale Holdings, LLC1
Alpha Shale Resources, LP2
Alpha Shipping and Chartering, LLC
Alpha Sub Five, LLC
Alpha Sub Four, LLC
Alpha Sub One, LLC
Alpha Sub Three, LLC
Alpha Sub Two, LLC
Alpha Terminal Company, LLC
Alpha Wyoming Land Company, LLC
AMFIRE, LLC
AMFIRE Holdings, LLC
AMFIRE Mining Company, LLC
AMFIRE WV, L.P.
ANR Receivables Funding, LLC
Axiom Excavating and Grading Services, LLC
Barbara Holdings Inc.
Black Dog Coal, LLC
Brooks Run Mining Company, LLC
Buchanan Energy Company, LLC
Callaway Land and Reserves, LLC
Castle Gate Holding Company
Coal Gas Recovery, LLC
Cobra Natural Resources, LLC
Coral Energy Services, LLC
Corral Creek Holding, LLC
Cumberland Coal Resources, LP
Delta Mine Holding Company
Dickenson-Russell Coal Company, LLC
Dickenson-Russell Land and Reserves, LLC
Dominion Terminal Associates3
Dry Systems Technologies, Inc.
Emerald Coal Resources, LP
Energy Development Corporation

1 Foundation PA Coal Company, LLC owns a 50% interest.

2 Foundation PA Coal Company, LLC owns a 49.95% interest as LP; Alpha Shale Holdings, LLC owns a 0.1% interest as Managing GP.

3 Alpha Terminal Company, LLC owns a 40.6% interest.

Enterprise Land and Reserves, LLC
Enterprise Mining Company, LLC
Esperanza Coal Co., LLC
Excelven Pty Ltd.4
Foundation Mining, LLC
Foundation PA Coal Company, LLC
Foundation Royalty Company
Freeport Mining, LLC
Freeport Resources Company, LLC
Herndon Processing Company, LLC
Kepler Processing Company, LLC
Kingston Mining, Inc.
Kingston Processing, Inc.
Kingston Resources, Inc.
Kingwood Mining Company, LLC
Laurel Creek Co., Inc.
Litwar Processing Company, LLC
Maple Meadow Mining Company
Maxxim Rebuild Co., LLC
Maxxim Shared Services, LLC
Maxxum Carbon Resources, LLC
McDowell-Wyoming Coal Company, LLC
Mountain Merger Sub, Inc.
Neweagle Coal Sales Corp.
Neweagle Development Corp.
Neweagle Industries, Inc.
Neweagle Mining Corp.
Nicewonder Contracting, Inc.
Odell Processing Inc.
Palladian Lime, LLC
Paramont Coal Company Virginia, LLC
Paynter Branch Mining, Inc.
Pennsylvania Land Holdings Company, LLC
Pennsylvania Services Corporation
Pioneer Fuel Corporation
Pioneer Mining, Inc.
Plateau Mining Corporation
Premium Energy, LLC
Red Ash Sales Company, Inc.
River Processing Corporation
Rivereagle Corp.
Riverside Energy Company, LLC
Riverton Coal Production Inc.
Riverton Coal Sales, Inc.
Rockspring Development, Inc.
Ruhrkohle Trading Corporation
Simmons Fork Mining, Inc.
Solomons Mining Company
Target Drilling Inc.5
Twin Star Mining, Inc.
Twisted Gun, LLC6
Virginia Energy Company, LLC
Wabash Mine Holding Company

4 Alpha Natural Resources, LLC owns a 24.5% interest.

5 Foundation PA Coal Company, LLC owns a 49% interest.

6 Premium Energy, LLC owns a 33.33% interest.

Warrick Holding Company
White Flame Energy, Inc.
Wyoming Quality Healthcare Coalition, LLC7

7 Alpha Coal West, Inc. owns a 33-1/3% interest.